EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation of Northwest Pipe Company by reference in the Registration Statements on Form S-8 (Nos. 333-20165, 333-20167, 333-64083, 333-68176, and 333-152573) of our report dated March 18, 2013, relating to the financial statements, financial statement schedule, and the effectiveness of internal control over financial reporting, which appears in this Form 10K.

/s/ PricewaterhouseCoopers LLP

Portland, Oregon

March 18, 2013